                                                                     Exhibit 4.1


                           ARTICLES OF INCORPORATION
                                      OF
                        AMERICAN REALTY INVESTORS, INC.


     I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

     FIRST:  The name of the corporation is AMERICAN REALTY INVESTORS, INC. (the
     -----
"Corporation").

     SECOND:  The street address and mailing address of the Corporation's
     ------
registered office in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89520. The name of its resident agent at such address is The Corporation Trust Company of Nevada.

     THIRD:  The aggregate number of shares of stock that the Corporation shall
     -----
have authority to issue is 1,000 shares of Common Stock, $.01 par value per share.

     FOURTH: (1) The members of the governing board of the Corporation shall be
     ------
styled directors. The number of directors constituting the initial Board of Directors is one. Thereafter, the number of directors constituting the Board of Directors shall be fixed by or in accordance with the bylaws of the Corporation.

             (2) The name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is:

               Name                     Mailing Address
               ----                     ---------------

               Karl L. Blaha            Search Plaza
                                        10670 N. Central Expressway
                                        Suite 300
                                        Dallas, Texas 75231

             (3) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     FIFTH:  The name and mailing address of the incorporator are:
     -----

               Name                     Mailing Address
               ----                     ---------------

               Robert A. Waldman        Search Plaza
                                        10670 N. Central Expressway
                                        Suite 600
                                        Dallas, Texas 75231

The power of the incorporator as such shall terminate upon the filing of these Articles of Incorporation.

     SIXTH:  No stockholder shall have, as a stockholder of the Corporation, any
     -----
preemptive right to acquire, purchase or subscribe for the purchase of any or all additional issues of stock of the Corporation or any or all classes or series thereof, or for any securities convertible into such stock, whether now or hereafter authorized.

     SEVENTH:  The Board of Directors shall have the power to adopt, amend or
     -------
repeal the bylaws of the Corporation.

     EIGHTH:  Special meetings of the stockholders may be called by the Board of
     ------
Directors or by the Chairman of the Board of Directors of the Corporation and may not be called by any other person.

     NINTH:  The personal liability of the directors of the corporation is
     -----
hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

     TENTH:   The corporation shall have perpetual existence.
     -----

     ELEVENTH:  The nature of the business of the corporation and the objects or
     --------
the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

     TWELFTH:  The corporation reserves the right to amend, alter, change, or
     -------
repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of November, 1999.


                                  /s/ Robert A. Waldman
                               ------------------------------
                               Robert A. Waldman, Incorporator

THE STATE OF TEXAS             (S)
                               (S)
COUNTY OF DALLAS               (S)


     Before me, a notary public in and for said county and state, personally appeared Robert A. Waldman known to me to be the person whose name is subscribed to the foregoing document, and being by me first duly sworn, declared that he executed the same as his free act and deed and that the statements contained therein are true and correct. Given under my hand and seal of office this 2 day of November, 1999.



                                              /s/ S.L. Bratton
                                          ------------------------------
                                          Notary Public in and for
                                          the State of Texas

                                             S.L. Bratton
                                          ----------------------------
                                          (Printed Name of Notary)
My Commission Expires:

       8/21/2000
----------------------